 Commission File No. 000-31199

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE  14C  INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]           Preliminary Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]           Definitive Information Statement

COLORADO RARE EARTHS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)           Title of each class of securities to which transaction applies:     n/a

(2)           Aggregate number of securities to which transaction applies:    n/a

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.

(4)           Proposed maximum aggregate value of transaction:    n/a

(5)           Total fee paid:  -0-

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date filed:

COLORADO RARE EARTHS, INC.
12 North Washington Street
Montoursville, Pennsylvania 17754

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that four stockholders, owning approximately 53.8% of our outstanding shares of common stock, have approved by written consent the proposal to change our corporate name to U.S. Rare Earths, Inc.

On July 18, 2011, our board of directors unanimously approved the proposal to amend our articles of incorporation changing our corporate name.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE FOUR STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying information statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities of 1934, as amended.  This information statement is first being mailed to you on or about September 14, 2011 and we anticipate the effective date of the amendment to be October 5, 2011 or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying information statement carefully.

September 14, 2011	Very truly yours,

/s/ Michael D. Parnell

Michael D. Parnell
Chief Executive Officer

COLORADO RARE EARTHS, INC.
12 North Washington Street
Montoursville, Pennsylvania 17754

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES OF 1934 AND
REGULATION 14C THEREUNDER

This information statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value, of Colorado Rare Earths, Inc., a Nevada corporation, which we refer to herein as “CRE,” “company,” “we,” “our” or “us.”  The mailing date of this information statement is on or about September 14, 2011.  The information statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On July 15, 2011, the record date for determining the identity of stockholders who are entitled to receive this information statement, we had 14,279,942 shares of common stock issued and outstanding.  The common stock constitutes the sole outstanding class of CRE voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On July 18, 2011, four stockholders who beneficially own in the aggregate 7,676,000 shares, or approximately 53.8% of our issued and outstanding common stock, consented in writing to amend our articles of incorporation changing our corporate name to U.S. Rare Earths, Inc.

Also on July 18, 2011, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive information statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This information statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders on July 15, 2011, CRE had issued and outstanding 14,279,942 shares of common stock.  Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On July 18, 2011, the holders of 7,676,000 shares of our common stock (or approximately 53.8% of the total shares then outstanding) executed and delivered to the board of directors written consents approving the actions.  Because the actions were approved by stockholders that own a majority of our outstanding shares, no proxies are being solicited with this information statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 7,676,000 shares of our common stock, which represents approximately 53.8% of the total number of voting shares.  The consenting stockholders voted in favor of the actions described herein pursuant to written consents dated July 18, 2011.  No consideration was paid for the consents.  Those consenting stockholders are set forth below.

Name	Number of Shares	Percent(1)
Michael D. Parnell	1,035,000(2)	7.3%
Matthew J. Hoff	1,035,000(3)	7.3%
Edward F. Cowle	2,805,000	19.6%
H. Deworth Williams	2,801,000	19.6%

__________________
Note:	Unless otherwise indicated in the footnotes below, we have been advised that each person above has sole voting and investment power over the shares indicated above.

(1)	Based upon 14,279,942 shares of common stock outstanding on July 15, 2011.
(2)	Includes 1,035,000 shares in the name of the Michael D. Parnell Living Trust, of which Mr. Parnell is the trustee.
(3)   Includes 750,000 shares in the name of the Hoff Family Trust of which Rose Hoff is the trustee.

ACTION TO CHANGE OUR CORPORATE NAME

On July 18, 2011, our board of directors approved, subject to receiving the approval of the holders of a majority of our outstanding common stock, an amendment of our articles of incorporation to change our corporate name to U.S. Rare Earths, Inc.  Also on July 18, 2011, four stockholders holding approximately 53.8% of our outstanding shares, approved the amendment pursuant to written consents.  The amendment effecting the change of our corporate name will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this information statement to our stockholders as of the record date.

On August 22, 2011, we finalized the agreement to acquire U.S. Rare Earths, Inc., a Delaware corporation that owns certain mining and/or mineral claims and/or leases located in and around the Lemhi Mining District of Idaho and the Montana / Beaverhead District.  The acquisition was structured as a triangular merger whereby U.S. Rare Earths merged with and into Seaglass Holding Corp., our wholly owned subsidiary.  Seaglass is the surviving corporate entity as our subsidiary and U.S Rare Earths will be dissolved.  With the acquisition of U.S. Rare Earths, we believe that changing our name will reflect the acquisition and present a broader recognition of our company.

Pursuant to the terms of the agreement, U.S. Rare Earths stockholders will exchange 100% of U.S. Rare Earths’ outstanding common stock for 5.0 million unregistered shares of our authorized, but previously unissued common stock.  The amount of shares to be issued was negotiated between the parties and the 5.0 million shares will represent approximately 25% of CRE’s total outstanding shares following the transaction.

Following the acquisition of mineral claims in December 2010, we have continued to explore the possibility of acquiring additional interest, primarily those with the possibility of deposits of rare earth elements.  Rare earth elements are essential for a diverse and expanding array of high-technology applications and for many current and emerging alternative energy technologies, such as electric vehicles, energy-efficient lighting, and wind power.  Examples of products that use rare earth elements are computer hard drives, smart phones, TV screens and wind turbines.  Rare earth elements are also critical for a number of key defense systems such as lasers, radar, missile-guidance systems and other electronics.

U. S. Rare Earths is a privately-held exploration company located in Salt Lake City, Utah.  Its management believes that its properties have concentrations of individual rare earths of both the yttrium-heavy rare eaths group and the cerium-light rare earths group.  U.S. Rare Earths’ properties include Diamond Creek, in southeast Idaho’s Webster Range.  It also holds a 600-acre site in the Lemhi Pass, at an elevation of about 7,200 feet on the Continental Divede between Idaho and the Bitterroot Range of Montana.

We presently own a 100% interest in a group of Colorado, unpatented, mineral claims, the Iron Hill Property, located in Gunnison County, and a 100% interest in a group of unpatented mineral claims including the Wet Mountains Property, located in Freemont and Custer Counties. We have created an advisory board and we are actively investigating the possible alternatives of exploiting our mineral assets, including the possibility of acquiring additional claims.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 15, 2011 with respect to the beneficial ownership of our common stock:

●      each stockholder believed to be the beneficial owner of more than 5% of our common stock;

●	by each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address	Amount and Nature	Percent
of Beneficial Owner	of Beneficial Ownership(1)	of Class(1)
5% Beneficial Owners:
Matthew J. Hoff	1,335,000(3)	9.3%
Greg Welteroth	1,000,000	7.0%
H. Deworth Williams	2,801,000	19.6%
Directors and Executive Officers:
Michael D. Parnell	1,335,000(4)	9.3%
Kevin Cassidy	150,000	1.1%
Edward F. Cowle	2,805,000	19.6%
Daniel McGroarty	150,000	1.1%
Harvey Kaye	250,000	1.8%
John Victor Lattimore, Jr.	350,880(5)	2.6%
All directors and executive officers
as a group (6 persons)	5,040,880(4)(5)	35.3%

_____________________________

(1)      Unless otherwise indicated, the named person will be the record and beneficially owner of the shares indicated.
(2)      Percentage ownership is based on 14,279,942 million shares of common stock outstanding as of July 18, 2011.
(3)      Includes 1,050,000 shares in the name of the Hoff Family Trust of which Rose Hoff is the trustee.
(4)      Includes 1,335,000 shares in the name of the Michael D. Parnell Living Trust, of which Mr. Parnell is the trustee.
(5)      Includes 350,880 shares in the name of Lattimore Properties, Inc., a private corporation owned by Mr. Lattimore.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the definitive information statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about the close of business on October 5, 2011.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on July 15, 2011, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This information statement is being mailed on or about September 14, 2011 to all Stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

September 14, 2011                                                                By:  /s/ Michael D. Parnell
Michael D. Parnell
Chief Executive Officer